SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported) January 13, 1997


                           NU SKIN ASIA PACIFIC, INC.
             (Exact Name of Registrant as Specified in its Charter)



     Delaware                   001-12421         87-0565309
(State or Other Jurisdiction  (Commission        (IRS Employer
   of Incorporation)           File Number)   Identification No.)



75 West Center Street, Provo, Utah                     84601
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code (801) 345-6100


        (Former Name or Former Address, if Changed Since Last Report)





Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

The following exhibits are filed herewith:

10.1 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Tsai Chia Li.

10.2 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Wu Yung Mao.

10.3 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Yeh Hui Chin.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

       Pursuant to three separate Offshore Securities Subscription Agreements, each dated as of January 13, 1997 (each a "Subscription Agreement"), each by and between Nu Skin Asia Pacific, Inc. (the "Company"), on the one hand, and the individual purchaser named in such Subscription Agreement (each a "Purchaser"), on the other hand, the Company offered and sold to the Purchasers a total of 8,011 shares of the Company's Class A Common Stock, $0.001 par value per share (the "Shares"). The Shares were offered and sold for cash at a price of $23.00 per share. The total consideration received by the Company from the sale of the Shares was $184,253. The Shares were offered and sold pursuant to and in compliance with Regulation S promulgated under the Securities Act of 1933, as amended.


                               SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          NU SKIN ASIA PACIFIC, INC.


Dated: January 27, 1997   By:   /s/ M. Truman Hunt
                              Name: M. Truman Hunt
                              Title:  Vice President of Legal Affairs
                              and Investor Relations



                                  EXHIBIT INDEX



EXHIBIT NUMBER                     DESCRIPTION

     10.1 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Tsai Chia Li.

     10.2 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Wu Yung Mao.

     10.3 Offshore Securities Subscription Agreement, dated as of January 13, 1997, by and between Nu Skin Asia Pacific, Inc. and Yeh Hui Chin.